Exhibit 99.1

Privia Health Reports First Quarter 2025 Financial Results

–Strong First Quarter Performance and Operating Execution
–Enters the State of Arizona
–Full-Year 2025 Outlook Raised to Mid- to High End of Guidance Ranges for All Metrics with Attributed Lives Unchanged

ARLINGTON, VA – May 8, 2025 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial results for the first quarter ended March 31, 2025.

	Three Months Ended March 31,
($ in millions, except per share amounts)	2025	2024	Change (%)*

Total revenue	$480.1	$415.2	15.6%
Gross profit	$103.6	$93.4	11.0%
Operating income	$5.2	$0.8	534.0%
Net income [a]	$4.2	$3.0	41.4%
Non-GAAP adjusted net income b d e	$27.8	$22.5	23.3%
Net income per share	$0.03	$0.02	50.0%
Non-GAAP adjusted net income per share b d e	$0.22	$0.18	22.2%

*Any slight variations in totals are due to rounding.
a.Net income for the three months ended March 31, 2025, included $17.8 million in non-cash stock compensation expense. Net income for the three months ended March 31, 2024 included $11.9 million in non-cash stock compensation expense.
b.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

First Quarter 2025 highlights include:
•Continued strength in same-store growth and new provider additions;
•Practice Collections of $798.6M, +12.8% versus 1Q’24; and
•Adjusted EBITDA b d e of $26.9M, +35.1% versus 1Q’24.

Key Operating and Non-GAAP Financial Metrics b, d, e

	Three Months Ended March 31,
($ in millions)	2025	2024	Change (%)

Implemented Providers	4,871	4,359	11.7%
Value-Based Care Attributed Lives	1,270,000	1,143,000	11.1%
Practice Collections	$798.6	$707.7	12.8%
Care Margin b d	$105.3	$94.9	10.9%
Platform Contribution b d	$51.7	$44.7	15.6%
Adjusted EBITDA b d e	$26.9	$19.9	35.1%

Privia Health Enters the State of Arizona
On April 9, 2025, Privia Health announced its entrance into the state of Arizona in partnership with Integrated Medical Services (IMS), one of the largest independent multi-specialty practices in the state. IMS has approximately 70 physicians and advanced practice providers in 21 locations, and manages over 28,000 patient lives in value-based care arrangements across Commercial, Medicare, MA and Medicaid programs. Privia Health paid $95 million in cash at closing.

IMS is the anchor practice in the launch of Privia Medical Group—Arizona, and is expected to be implemented on the Privia Platform in the fourth quarter of 2025. The transaction and launch in Arizona is expected to be profitable starting in the fourth quarter of 2025.

Updated FY’25 Guidance c d e f
Privia Health raised its full-year 2025 outlook to the mid- to high end of most of its guidance ranges, as follows:

	FY 2024	Initial FY 2025 Guidance at 2.27.25 [c]		Updated FY 2025 Guidance at 5.8.25
($ in millions)	Actual	Low	High
Implemented Providers	4,789	5,200	5,300	Mid to High End
Attributed Lives	1,256,000	1,300,000	1,400,000	Unchanged
Practice Collections	$2,968.0	$3,150	$3,250	Mid to High End
GAAP Revenue	$1,736.4	$1,800	$1,900	Mid to High End
Care Margin c d	$403.9	$435	$445	Mid to High End
Platform Contribution c d	$195.6	$208	$218	Mid to High End
Adjusted EBITDA c d e	$90.5	$105	$110	Mid to High End
•Guidance assumes minimal year-over-year increase in value-based shared savings accruals given current environment
•Guidance includes impact of Arizona market entry, and assumes no other new business development activity
•De minimis capital expenditures expected in full-year 2025
•At least 80% of Adjusted EBITDA expected to convert to free cash flow in full-year 2025
•Effective tax rate expected to be approximately 26-28%
c.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of gross margin, operating income and net income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
d.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
e.Certain non-recurring or non-cash and other expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly press releases.
f.Any slight variations in totals due to rounding.

Webcast and Conference Call Information
The Company will host a conference call on May 8, 2025, at 8:00 am ET to discuss these results and management’s outlook for future financial and operational performance. You can visit ir.priviahealth.com/news-and-events/events-and-presentations to listen to the call via live webcast. The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call under the same link. If you wish to participate in the live conference call, then please go to https://register.vevent.com/register/BIa226cff209a046a0ae8a7711f796fc02 to pre-register and obtain your dial-in number and passcode.
This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.

About Privia Health
Privia Health™ is one of the largest physician enablement companies in the United States with a presence in 15 states and the District of Columbia. Privia builds scaled provider networks with primary-care centric medical groups, risk-bearing entities, a physician-led governance structure, and the Privia Platform comprising an extensive suite of technology and service solutions. Privia collaborates with medical groups, health plans and health systems to optimize 1,200+ physician practices, improve the patient experience for 5.2+ million patients, and reward 4,800+ physicians and advanced practitioners for delivering high-value care.
Privia’s mission is to transform healthcare delivery to achieve better outcomes, lower costs, and improve the health of communities and the well-being of providers. For more information, visit priviahealth.com and connect with us on LinkedIn.

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things: our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full-year guidance for 2025. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: the heavily regulated industry in which we operate, and any failure by us or our medical groups to comply with the extensive applicable healthcare laws and government regulations; the complexity of the legal framework governing our relationships with Medical Groups, some of which we do not own, and Privia providers, and the impact of legal challenges or shifting interpretations of applicable laws; the execution of our growth strategy, which may not prove viable and we may not realize expected results; difficulties timely implementing our proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in our industry; challenges in successfully establishing a presence in new geographic markets; the impact of failures by or service disruptions at key third-party vendors, such as our primary electronic medical record vendor, athenahealth, Inc.; potential decreases in reimbursement rates by governmental and third-party payers, changes to payment terms or challenges negotiating and retaining favorable contracts with private third-party payers, and changes impacting our patient population; the financial and operational impact of our compliance with various complex and changing federal and state privacy and security laws and regulations related to our use, disclosure, and other processing of personal information and protected health information, including the Health Insurance Portability and Accountability Act of 1996; the impact of actual and potential security threats, cybersecurity incidents or privacy or other forms of data breaches involving us, our vendors or other third parties; the continued availability of qualified workforce, including staff at our medical groups, and the continued upward pressure on compensation for such workforce; and other risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s subsequent Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations(g)
(unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2025	2024

Revenue	$480,097	$415,243

Operating expenses:
Provider expense	374,809	320,336
Cost of platform	59,526	54,057
Sales and marketing	6,922	6,085
General and administrative	31,721	32,121
Depreciation and amortization	1,901	1,821
Total operating expenses	474,879	414,420
Operating income	5,218	823
Interest income, net	2,931	2,984
Income before provision for income taxes	8,149	3,807
Provision for income taxes	2,103	751
Net income	6,046	3,056
Less: Net income attributable to non-controlling interests	1,826	72
Net income attributable to Privia Health Group, Inc.	$4,220	$2,984
Net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.03	$0.03
Net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.03	$0.02
Weighted average common shares outstanding – basic	120,623,670	118,505,320
Weighted average common shares outstanding – diluted	127,752,527	125,053,404

(g) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(h)
(in thousands)

	March 31, 2025	December 31, 2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$469,331	$491,149
Accounts receivable	388,727	316,179
Prepaid expenses and other current assets	28,409	27,495
Total current assets	886,467	834,823
Non-current assets:
Property and equipment, net	1,014	1,242
Operating right-of-use asset	4,719	4,828
Intangible assets, net	108,134	109,807
Goodwill	141,615	141,615
Deferred tax asset	24,670	26,383
Other non-current assets	16,919	17,085
Total non-current assets	297,071	300,960
Total assets	$1,183,538	$1,135,783

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$68,136	$81,986
Provider liability	400,288	364,607
Operating lease liabilities, current	2,386	2,553
Total current liabilities	470,810	449,146
Non-current liabilities:
Operating lease liabilities, non-current	3,049	3,037
Other non-current liabilities	153	153
Total non-current liabilities	3,202	3,190
Total liabilities	474,012	452,336
Commitments and contingencies
Stockholders’ equity:
Common stock	1,214	1,203
Additional paid-in capital	833,231	813,209
Accumulated deficit	(175,009)	(179,229)
Total Privia Health Group, Inc. stockholders’ equity	659,436	635,183
Non-controlling interest	50,090	48,264
Total stockholders’ equity	709,526	683,447
Total liabilities and stockholders’ equity	$1,183,538	$1,135,783
(h) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Statements of Cash Flows(i)
(unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$6,046	$3,056
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	228	294
Amortization of intangibles	1,673	1,527
Stock-based compensation	17,790	11,904
Deferred tax expense	1,713	863
Changes in asset and liabilities:
Accounts receivable	(72,548)	(55,320)
Prepaid expenses and other current assets	(914)	(10,391)
Other non-current assets and right-of-use asset	275	(1,321)
Accounts payable and accrued expenses	(13,850)	(7,180)
Provider liability	35,681	24,208
Operating lease liabilities	(155)	(777)
Net cash used in operating activities	(24,061)	(33,137)
Cash from investing activities
Business acquisitions, net of cash acquired	—	(707)
Other	—	(5,006)
Net cash used in investing activities	—	(5,713)
Cash flows from financing activities
Proceeds from exercised stock options	2,243	475
Net cash provided by financing activities	2,243	475
Net decrease in cash and cash equivalents	(21,818)	(38,375)
Cash and cash equivalents at beginning of period	491,149	389,511
Cash and cash equivalents at end of period	$469,331	$351,136

Supplemental disclosure of cash flow information:
Interest paid	$—	$93
Income tax refunds received	$(313)	$(230)

(i) Any slight variations in totals are due to rounding.

Additional Financial Information
Revenues disaggregated by source:

	For the Three Months Ended March 31,
(Dollars in Thousands)	2025	2024
FFS-patient care	$311,761	$274,823
FFS-administrative services	32,255	29,076
Capitated revenue	70,690	51,304
Shared savings	47,912	47,464
Care management fees (PMPM)	15,201	10,603
Other revenue	2,278	1,973
Total Revenue	$480,097	$415,243

The Company’s liabilities for unpaid medical claims under at-risk capitation arrangements:

	March 31,
(Dollars in Thousands)	2025	2024
Balance, beginning of period	$66,355	$67,138
Incurred health care costs:
Current year	70,565	51,040
Prior years	(954)	600
Total claims incurred	$69,611	$51,640
Claims paid:
Current year	(10,273)	(2,072)
Prior year	(39,332)	(42,185)
Total claims paid	$(49,605)	$(44,257)
Balance, end of period	$86,361	$74,521

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(j)

	For the Three Months Ended March 31,
(unaudited; $ in millions)	2025	2024

Implemented Providers (as of end of period) (1)	4,871	4,359
Attributed Lives (as of end of period) (2)	1,270,000	1,143,000
Practice Collections (3)	$798.6	$707.7

(1) Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia to deliver care as part of a value-based care arrangement through a provider of primary care services as of the end of a particular period.

(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

(j) Any slight variations in totals are due to rounding.

Non-GAAP Financial Measures (4)(k)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2025	2024

Care Margin	$105,288	$94,907
Platform Contribution	$51,733	$44,737
Platform Contribution Margin	49.1%	47.1%
Adjusted EBITDA	$26,915	$19,922
Adjusted EBITDA Margin	25.6%	21.0%

(4) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is Gross Profit excluding amortization of intangible assets.
•Platform Contribution is Gross Profit, excluding amortization of intangible assets, less Cost of platform and excluding stock-based compensation expense included in Cost of platform.
•Platform Contribution margin is Platform Contribution divided by Care Margin.
•Adjusted EBITDA is net income attributable to Privia Health Group, Inc. shareholders and subsidiaries excluding non-controlling interests, provision for income taxes, interest income, interest expense, depreciation and amortization, stock-based compensation, employer taxes on equity vesting/exercises, severance charges and other non-recurring expenses.
•Adjusted EBITDA Margin is Adjusted EBITDA divided by Care Margin.

(k) Any slight variations in totals are due to rounding.

Reconciliation of Gross Profit to Care Margin(l)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2025	2024
Revenue	$480,097	$415,243
Provider expense	(374,809)	(320,336)
Amortization of intangible assets	(1,673)	(1,527)
Gross Profit	$103,615	$93,380
Amortization of intangibles assets	1,673	1,527
Care margin	$105,288	$94,907
(l) Any slight variations in totals are due to rounding.
Reconciliation of Gross Profit to Platform Contribution(m)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2025	2024
Revenue	$480,097	$415,243
Provider expense	(374,809)	(320,336)
Amortization of intangibles assets	(1,673)	(1,527)
Gross Profit	$103,615	$93,380
Amortization of intangibles assets	1,673	1,527
Cost of platform	(59,526)	(54,057)
Stock-based compensation(5)	5,971	3,887
Platform Contribution	$51,733	$44,737
(m) Any slight variations in totals are due to rounding.
(5) Amount represents stock-based compensation expense included in Cost of Platform.

Reconciliation of Net Income to Adjusted EBITDA(n)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2025	2024
Net income	$4,220	$2,984
Net income attributable to non-controlling interests	1,826	72
Provision for income taxes	2,103	751
Interest income, net	(2,931)	(2,984)
Depreciation and amortization	1,901	1,821
Stock-based compensation	17,790	11,904
Other expenses(6)	2,006	5,374
Adjusted EBITDA	$26,915	$19,922

(n) Any slight variations in totals are due to rounding.
(6) Other expenses include employer taxes on equity vesting/exercises, severance and certain non-recurring costs.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share(o)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2025	2024
Net income	$4,220	$2,984
Stock-based compensation	17,790	11,904
Intangible amortization expense	1,673	1,527
Provision for income tax	2,103	751
Other expenses(7)	2,006	5,374
Adjusted net income	$27,792	$22,540
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.23	$0.19
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.22	$0.18
Weighted average common shares outstanding – basic	120,623,670	118,505,320
Weighted average common shares outstanding – diluted	127,752,527	125,053,404
(o) Any slight variations in totals due to rounding.
(7) Other expenses include employer taxes on equity vesting/exercises, severance and certain non-recurring costs.